EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Federal Signal Corporation of our report dated January 29, 2002, included in the Federal Signal Corporation Annual Report to Shareholders for the year ended December 31, 2001.

Our audits also included the financial statement schedule of Federal Signal Corporation listed in Item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-12876, 33-22311, 33-38494, 33-41721, 33-49476, 33-14251 and
33-89509 and 333-81798) pertaining to the Stock Option Plan and Employee Savings and Investment Plans of Federal Signal Corporation and to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-71886 and 333-76372) of Federal Signal Corporation and in the related Prospectuses of our report dated January 29, 2002, with respect to the consolidated financial statements of Federal Signal Corporation incorporated by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Federal Signal Corporation.





                                             [ERNST & YOUNG LLP SIGNATURE]



Chicago, Illinois
March 14, 2002